EXHIBIT 3.1

                            Articles of Incorporation


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Name of Corporation       Morgan Creek Energy Corp.
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Resident Agent Name and   Sierra Corporate Services
Street Address:           100 W. Liberty Street, 10th Floor Reno, NV 89501
                          PO Box 2670 Reno, NV 89505-2670
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Shares:                   Number of shares with par value: 100,000,000
                          Par value: $.001  Number of shares without par value:0
Names & Addresses of
Board of                  Grant Atkins
Directors/Trustees:       2207 West 29th Avenue    Vancouver, BC V6J 2Z9
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Purposes:                 Any lawful purpose as further described in the attach-
                          ment hereto.
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Names, Address and        Leo P. Bergin, ESQ.
Signature of              PO Box 2670  Reno, NV 89505-2670
Incorporator
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Certificate of            /s/Leo P. Bergin
Acceptance of             10/19/204
Appointment of Resident
Agent:
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                                   ATTACHMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            MORGAN CREEK ENERGY CORP.
                              A Nevada corporation

     The following provisions are hereby incorporated in Nevada Secretary of State form 78 Articles 2003 (the "Form") for MORGAN CREEK ENERGY CORP., a Nevada corporation, as a part thereof.

     With respect to Article 3, the following provisions are added:

     Section 3.1. All of the shares of stock shall be of the same class, without preference or distinction.

     Section 3.2. The capital stock of the Corporation, after the amount of capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

     Section 3.3. Cumulative voting by any shareholder is denied.

     Section 3.4. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

                                    ARTICLE 8

     In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the bylaws of the Corporation; (ii) to provide indemnification of directors, officers, employees, agents, and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indemnities, vote of shareholders or disinterested directors or otherwise; and (iii) to fix and determine designations, preference, privileges, rights, and powers and relative, participating, optional or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation as provided by Nev. Rev. Stat. SS78.195 and 78.196, unless otherwise provided herein.

                                    ARTICLE 9

     No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, excepting only (a) acts or omissions which involve international misconduct, fraud, or a knowing violation of law; or (b) the payment of dividends in violation of Nev. Rev Stat. S78.300. No amendment or repeal of this
Article 9 applies to or has any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

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                                   ARTICLE 10

     The provision of Nev. Rev. Stat. SS 78.378 to 78.3793, inclusive, do not apply to the Corporation or to an acquisition or controlling interest specifically by types of existing or future stockholders, whether or not identified. Further, the Corporation expressly elects not to be governed by Nev. Rev. Stat. SS 78.411 to 78.444, inclusive.


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